UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2008

Angelica Corporation

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-5674 (Commission File Number)	43-0905260 (I.R.S. Employer Identification No.)

424 South Woods Mill Road

Chesterfield, Missouri 63017-3406

(Address of principal executive office)(Zip Code)

(314) 854-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 4, 2008, pursuant to an Agreement and Plan of Merger dated as of May 22, 2008 (the “Merger Agreement”), by and among Clothesline Holdings, Inc., a Delaware corporation (“Parent”), Clothesline Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Angelica Corporation (the “Company”), Merger Sub merged with and into Angelica (the “Merger”), with Angelica as the surviving corporation and a wholly-owned subsidiary of Parent.  The Merger became effective upon filing the Articles of Merger with the Secretary of State of the State of Missouri on August 4, 2008.  Parent and Merger Sub are affiliates of Lehman Brothers Merchant Banking.

At the effective time of the Merger, the Company and certain of its subsidiaries, together with the Parent and the Merger Sub, became borrowers under an existing senior secured credit facility (the “Credit Facility”) with Regions Bank in connection with the financing of the Merger and for general corporate purposes.

The Credit Facility is comprised of a revolving loan facility for an aggregate principal amount of up to $100,000,000 and a term loan for an aggregate principal amount of up to $38,000,000, each with a term of five years. Loans under the Credit Facility bear interest, at the borrowers option, at (i) a rate equal to LIBOR (London Interbank Offered Rate) plus an applicable margin of 2.25% for the revolving facility and 2.50% for the term loan subject to increases or decreases in the applicable margin based upon the Fixed Charge Coverage Ratio for the relevant quarter, or (ii) a rate equal to the higher of (a) Region’s prime commercial lending rate and (b) the Federal funds effective rate plus 0.50%, plus the relevant applicable margin (less 100 basis points).

Obligations under the Credit Facility are guaranteed by each existing and future direct and indirect domestic subsidiary of Parent, Merger Sub and the Company that are not borrowers (and foreign subsidiaries that are not “controlled foreign corporations” under the Internal Revenue Code). The obligations of the borrowers and the guarantors under the Credit Facility are secured by all the capital stock of each of their respective existing and subsequently acquired or organized direct or indirect subsidiaries and substantially all present and future assets of the borrowers and guarantors.

In addition, at the effective time of the Merger the Company and certain of its subsidiaries, together with the Parent and the Merger Sub, became co-issuers of $85,000,000 aggregate principal amount of senior subordinated notes (the “Notes”) issued pursuant to a note purchase agreement with Apollo Investment Corporation, Northwestern Mutual Life Insurance Company and Northwestern Mutual Capital Mezzanine Fund I, LP in connection with the financing of the Merger.

The Notes are unsecured and subordinated to the Credit Facility and bear interest at 15 percent per annum, of which up to three percent may be paid in kind with similar notes. The notes mature in a single installment on the date which is six months after the maturity of the Credit Facility.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 4, 2008, the Company notified The New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger and, on August 5, 2008, the NYSE filed with the Securities and Exchange Commission a notification of removal of the Company’s common stock from listing on the NYSE. Trading of the Company’s common stock on the NYSE was halted at the end of business on August 4, 2008.

Item 3.03 Material Modifications to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding share of the Company’s common stock was converted into the right to receive $22.00 in cash, and the holders of such common stock ceased to have any rights as stockholders in the Company.

As previously disclosed, on May 22, 2008, the board of directors of the Company amended the Company’s Rights Agreement, dated as of August 27, 1998, as amended (the “Rights Agreement”), with Computershare Trust Company, N.A.  The Rights Plan was amended in connection with the Company’s entry into the Merger Agreement with Parent and Merger Sub.  Pursuant to the amendment, the Rights Agreement, and the preferred share purchase rights provided for therein, terminated immediately prior to the effective date of the Merger.

Item 5.01 Changes in Control of Registrant.

At the effective time of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, the following directors of the Company resigned from its board of directors: Ronald J. Kruszewski, John J. Quicke, James R. Henderson, Don W. Hubble, Charles W. Mueller, Ronald N. Riner and Kelvin R. Westbrook. Steven O’Hara is continuing as a director of the Company. In addition, at the effective time of the Merger, Jon Mattson and Li Zhang were appointed to the Company’s board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation.  At the effective time of the Merger, the Company’s articles of incorporation (the “Articles”) and Bylaws were amended and restated, so that they read in their entirety as did the articles of incorporation and bylaws of Merger Sub immediately prior to the effective time of the Merger (except that the name of the Company was retained).

A copy of the Company’s current Articles and Bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01 Other Events.

On August 4, 2008, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Angelica Corporation

3.2	Bylaws of Angelica Corporation

99.1	Press Release dated August 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELICA CORPORATION

	BY:	/s/ Stephen M. O’Hara
Stephen M. O’Hara
Dated: August 5, 2008		President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Angelica Corporation

3.2	Bylaws of Angelica Corporation

99.1	Press Release dated August 4, 2008